Translation from Chinese Orignal Document


            FOREIGN TRADE ECONOMY COMMITTE OF BEIJING WEST DISTRICT

     APPROVAL FOR CHANGING COMPANY NAME OF PLACER TECHNOLOGIES CORP., LTD.

                                                              NO. WTEA [1999] 67
                                                         OFFICER: QINGSHUN ZHANG

Placer Technologies Corp., Ltd.

We have received your application to change your company's name. After examination, we hereby approve the change of your joint venture company's name to Xin Net Telecom Corp., Ltd. and extend this change to all your existing joint venture Contracts, Bylaws and Amendments.

Please refer to the relative procedures based on this approval.


                                                             Date: June 25, 1999

                                                 Foreign Trade Economy Committee
                                                        of Beijing West District


Report Copy to:  Foreign  Trade  Economy  Committee of Beijing,
                 Industrial  and Commercial Administration Bureau of Beijing

Send Copy to:    Industrial and Commercial Administration Bureau
                 of Beijing West District